Exhibit 12.1

                           AVALONBAY COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                    Year          Year           Year           Year         Year          Year
                                                    Ended         Ended          Ended          Ended        Ended         Ended
                                                  December 31,  December 31,   December 31,  December 31,  December 31, December 31,
                                                     2001          2000           1999           1998         1997          1996
                                                   ---------     ---------      ---------      ---------    ---------     ---------
Net Operating Income                               $ 248,997     $ 210,604      $ 172,276      $ 123,535    $  64,916     $  51,651

(Less) Nonrecurring item:
               Gain on sale                        $ (62,852)    $ (40,779)     $ (47,093)     $ (25,270)   $    (677)    $  (7,850)
               Non-recurring charges                      --            --         16,782             --           --            --

(Plus) Extraordinary item:
               Unamortized loan fee write-off      $      --     $      --      $      --      $     245    $   1,183     $   2,356

(Plus) Fixed charges:
               Portion of rents representative
                       of the interest factor      $     472     $     461      $     526      $     293    $     172     $     150
               Interest expense                      103,203        83,609         74,699         54,650       16,977         9,545
               Interest capitalized                   27,635        18,328         21,888         14,724        9,024        12,883
               Debt cost amortization                  3,716         2,924          2,624          2,068          700         1,842
               Preferred dividend                     32,497        39,779         39,779         28,132       19,656        10,422
                                                   ---------     ---------      ---------      ---------    ---------     ---------

                   Total fixed charges (1)         $ 167,523     $ 145,101      $ 139,516      $  99,867    $  46,529     $  34,842

(Less):
               Interest capitalized                $  27,635     $  18,328      $  21,888      $  14,724    $   9,024     $  12,883
               Preferred dividend                     32,497        39,779         39,779         28,132       19,656        10,422

Adjusted earnings (2)                              $ 293,536     $ 256,819      $ 219,814      $ 155,521    $  83,271     $  57,694
                                                   ---------     ---------      ---------      ---------    ---------     ---------

Ratio (2 divided by 1)                                  1.75          1.77           1.58           1.56         1.79          1.66
                                                   =========     =========      =========      =========    =========     =========


EXHIBIT 12.1 (CONTINUED)

                           AVALONBAY COMMUNITIES, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES

                                                     Year          Year           Year         Year            Year         Year
                                                     Ended         Ended          Ended        Ended           Ended        Ended
                                                  December 31,  December 31,   December 31, December 31,   December 31, December 31,
                                                     2001          2000           1999         1998            1997         1996
                                                   ---------     ---------      ---------    ---------      ---------     ---------
Net Operating Income                               $ 248,997     $ 210,604      $ 172,276    $ 123,535      $  64,916     $  51,651

(Less) Nonrecurring item:
               Gain on sale                        $ (62,852)    $ (40,779)     $ (47,093)   $ (25,270)     $    (677)    $  (7,850)
               Non-recurring charges                      --            --         16,782           --             --            --

(Plus) Extraordinary item:
               Unamortized loan fee write-off      $      --     $      --      $      --    $     245      $   1,183     $   2,356

(Plus) Fixed charges:
               Portion of rents representative
                       of the interest factor      $     472     $     461      $     526    $     293      $     172     $     150
               Interest expense                      103,203        83,609         74,699       54,650         16,977         9,545
               Interest capitalized                   27,635        18,328         21,888       14,724          9,024        12,883
               Debt cost amortization                  3,716         2,924          2,624        2,068            700         1,842
                                                   ---------     ---------      ---------    ---------      ---------     ---------

                   Total fixed charges (1)         $ 135,026     $ 105,322      $  99,737    $  71,735      $  26,873     $  24,420

(Less):
               Interest capitalized                $  27,635     $  18,328      $  21,888    $  14,724      $   9,024     $  12,883

Adjusted earnings (2)                              $ 293,536     $ 256,819      $ 219,814    $ 155,521      $  83,271     $  57,694
                                                   ---------     ---------      ---------    ---------      ---------     ---------

Ratio (2 divided by 1)                                  2.17          2.44           2.20         2.17           3.10          2.36
                                                   =========     =========      =========    =========      =========     =========
